Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST
QUARTER 2018 RESULTS

RALEIGH, NC - May 2, 2018, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the first quarter of 2018.

Highlights

•	Total Investment Portfolio at Fair Value: $964.0 million

•	Total Net Assets (Equity): $641.5 million

•	Net Asset Value Per Share (Book Value): $13.36

•	Weighted Average Yield on Debt Investments: 10.9%

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income): 22.1%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2018

•	Cost of investments made during the period: $28.3 million

•	Principal repayments (excluding PIK interest repayments) during the period: $68.8 million

•	Proceeds related to the sales of equity investments during the period: $8.9 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 10.0% / 1.8%

•	Financial Results for the Quarter Ended March 31, 2018

•	Total investment income: $26.1 million

•	Net investment income: $12.7 million

•	Net investment income per share: $0.27

•	Net realized losses: $7.3 million

•	Net increase in net assets resulting from operations: $14.5 million

•	Net increase in net assets resulting from operations per share: $0.30

First Quarter 2018 Results

Total investment income during the first quarter of 2018 was $26.1 million, compared to total investment income of $31.7 million for the fourth quarter of 2017. The decrease in quarter-over-quarter total investment income resulted primarily from a decrease in portfolio debt investments and a $3.5 million decrease in non-recurring dividend and fee income. Net investment income during the first quarter of 2018 was $12.7 million, compared to net investment income of $17.9 million for the fourth quarter of 2017. Net investment income per share during the first quarter of 2018 was $0.27, based on weighted average shares outstanding during the quarter of 47.9 million, compared to $0.38 per share during the fourth quarter of 2017, based on weighted average shares outstanding of 47.7 million.

The Company’s net increase in net assets resulting from operations was $14.5 million during the first quarter of 2018, compared to $23.7 million during the fourth quarter of 2017. The Company’s net increase in net assets resulting from operations was $0.30 per share during the first quarter of 2018, based on weighted average shares outstanding of 47.9 million, compared to $0.50 per share during the fourth quarter of 2017, based on weighted average shares outstanding of 47.7 million.

As previously announced on April 4, 2018, the Company has entered into an asset purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”) under which the Company, subject to stockholder approval, will sell its December 31, 2017 investment portfolio to funds advised by BSP for $981.2 million in cash. Simultaneously therewith, the Company entered into a stock purchase and transaction agreement with Barings LLC (“Barings”), through which Barings, subject to stockholder approval, will become the investment adviser to the Company in exchange for a cash payment from Barings of $85.0 million, or $1.78 per share, directly to the Company’s stockholders.

Based on the terms of the asset purchase agreement under which BSP is deemed to have acquired the economics of Triangle’s investment portfolio at the signing thereof, the Company will not pay a quarterly dividend during the second quarter of 2018. Assuming that the Company receives the necessary stockholder approvals, the transactions are expected to close in June or July of 2018, at which time stockholders will receive the payment of $1.78 per share as part of the Barings externalization transaction.

In addition, given that BSP is deemed to have acquired the economics of Triangle’s investment portfolio upon signing of the asset purchase agreement, the Company will not be hosting a conference call to discuss its first quarter 2018 results.

Liquidity and Capital Resources

At March 31, 2018, the Company had cash and cash equivalents totaling $207.9 million and outstanding borrowings under its senior secured credit facility of $125.0 million.

As of March 31, 2018, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $250.0 million with a weighted average interest rate of 3.90%.

Recent Portfolio Activity

During the quarter ended March 31, 2018, the Company made debt investments in four existing portfolio companies totaling $26.8 million and equity investments in five existing portfolio companies totaling $1.5 million. The Company had six portfolio company loans repaid at par totaling $64.0 million and received normal principal repayments and partial loan repayments totaling $4.7 million. The Company recognized $16.1 million of realized losses related to the exchange of one portfolio debt investment for equity in that portfolio company. The Company received a $3.8 million distribution from one portfolio company and recognized the distribution as long-term capital gain income. In addition, the Company received proceeds related to the sales of certain equity securities totaling $8.9 million and recognized net realized gains on such sales totaling $5.1 million.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) has primarily invested capital in established companies in the lower middle market to fund growth, changes of control and other corporate events, and has offered a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle has typically invested $5.0 million - $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million. As discussed in greater detail above and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, if the transactions contemplated by the asset purchase agreement with the BSP affiliate and the stock purchase and transaction agreement with Barings are completed, the Company will sell substantially all of its investment portfolio to the BSP affiliate and thereafter will commence operations as an externally managed BDC managed by Barings. In view of the foregoing, and in accordance with the terms of the asset purchase agreement and the stock purchase and transaction agreement, the Company’s focus has shifted primarily to managing its existing portfolio in contemplation of the sale transaction and externalization rather than actively originating portfolio investments.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the plans and objectives of management for future operations and the proposed transactions. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” "guidance," “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents or reports that we in the future may file with the Securities and Exchange Commission (the “SEC”). Copies of any reports or documents we file with the SEC are publicly available on the SEC’s website at www.sec.gov, and stockholders may receive a hard copy of our complete audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612.

We have based any forward-looking statements included in this press release on information available to us on the date of this press release, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

E. Ashton Poole
Chairman & Chief Executive Officer
919-747-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $857,171,598 and $910,150,765 as of March 31, 2018 and December 31, 2017, respectively)	$788,115,373	$831,194,397
Affiliate investments (cost of $137,525,785 and $149,099,548 as of March 31, 2018 and December 31, 2017, respectively)	136,933,857	147,101,949
Control investments (cost of $64,694,407 and $62,375,532 as of March 31, 2018 and December 31, 2017, respectively)	38,936,000	37,988,000
Total investments at fair value	963,985,230	1,016,284,346
Cash and cash equivalents	207,911,913	191,849,697
Interest, fees and other receivables	7,806,038	7,806,887
Prepaid expenses and other current assets	2,413,115	1,854,861
Deferred financing fees	4,931,031	5,186,672
Property and equipment, net	67,442	81,149
Total assets	$1,187,114,769	$1,223,063,612
Liabilities:
Accounts payable and accrued liabilities	$7,286,501	$9,863,209
Interest payable	1,802,490	3,997,480
Taxes payable	126,587	796,111
Deferred income taxes	1,249,627	1,331,528
Borrowings under credit facility	125,001,284	156,070,484
Notes	163,578,086	163,408,301
SBA-guaranteed debentures payable	246,558,492	246,321,125
Total liabilities	545,603,067	581,788,238
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 48,024,614 and 47,740,832 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively)	48,025	47,741
Additional paid-in capital	823,786,656	823,614,881
Net investment income in excess of distributions	6,571,435	8,305,431
Accumulated realized losses	(92,138,783)	(84,883,623)
Net unrealized depreciation	(96,755,631)	(105,809,056)
Total net assets	641,511,702	641,275,374
Total liabilities and net assets	$1,187,114,769	$1,223,063,612
Net asset value per share	$13.36	$13.43

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$19,006,050	$20,470,837
Affiliate investments	2,660,187	3,372,135
Control investments	275,036	269,536
Total interest income	21,941,273	24,112,508
Dividend income:
Non-Control / Non-Affiliate investments	185,712	281,229
Affiliate investments	4,550	—
Total dividend income	190,262	281,229
Fee and other income:
Non-Control / Non-Affiliate investments	1,293,717	1,917,238
Affiliate investments	394,273	300,264
Control investments	100,000	100,000
Total fee and other income	1,787,990	2,317,502
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	1,306,581	2,639,382
Affiliate investments	422,140	738,466
Total payment-in-kind interest income	1,728,721	3,377,848
Interest income from cash and cash equivalents	427,841	101,683
Total investment income	26,076,087	30,190,770
Operating expenses:
Interest and other financing fees	7,590,548	6,910,303
Compensation expenses	4,092,852	4,250,413
General and administrative expenses	1,668,509	1,210,621
Total operating expenses	13,351,909	12,371,337
Net investment income	12,724,178	17,819,433
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(11,939,484)	(12,360,335)
Affiliate investments	3,257,198	3,532,816
Control investments	4,000	(4,491,440)
Net realized losses on investments	(8,678,286)	(13,318,959)
Foreign currency borrowings	1,423,126	—
Net realized losses	(7,255,160)	(13,318,959)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	9,932,384	5,416,936
Affiliate investments	1,455,331	(4,242,818)
Control investments	(1,370,875)	1,697,440
Net unrealized appreciation on investments	10,016,840	2,871,558
Foreign currency borrowings	(963,415)	(178,792)
Net unrealized appreciation	9,053,425	2,692,766
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	1,798,265	(10,626,193)
Provision for taxes	(50,790)	—
Net increase in net assets resulting from operations	$14,471,653	$7,193,240
Net investment income per share—basic and diluted	$0.27	$0.42
Net increase in net assets resulting from operations per share—basic and diluted	$0.30	$0.17
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.30	$0.45
Total dividends/distributions per share	$0.30	$0.45
Weighted average shares outstanding—basic and diluted	47,898,859	42,743,469

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net increase in net assets resulting from operations	$14,471,653	$7,193,240
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(28,285,073)	(161,518,093)
Repayments received/sales of portfolio investments	81,440,184	53,770,711
Loan origination and other fees received	205,499	2,638,485
Net realized loss on investments	8,678,286	13,318,959
Net realized gain on foreign currency borrowings	(1,423,126)	—
Net unrealized appreciation on investments	(9,934,939)	(1,388,362)
Net unrealized depreciation on foreign currency borrowings	963,415	178,792
Deferred income taxes	(81,901)	(1,483,196)
Payment-in-kind interest accrued, net of payments received	1,425,537	(690,432)
Amortization of deferred financing fees	662,793	587,438
Accretion of loan origination and other fees	(1,224,392)	(1,349,409)
Accretion of loan discounts	(5,986)	(83,480)
Depreciation expense	13,707	17,790
Stock-based compensation	1,455,543	1,453,904
Changes in operating assets and liabilities:
Interest, fees and other receivables	849	4,695,274
Prepaid expenses and other current assets	(558,254)	(188,608)
Accounts payable and accrued liabilities	(2,576,708)	(3,495,262)
Interest payable	(2,194,990)	(2,437,827)
Taxes payable	(669,524)	(489,691)
Net cash provided by (used in) operating activities	62,362,573	(89,269,767)
Cash flows from investing activities:
Purchases of property and equipment	—	(18,507)
Net cash used in investing activities	—	(18,507)
Cash flows from financing activities:
Borrowings under credit facility	—	50,000,000
Repayments of credit facility	(30,609,489)	(86,100,000)
Financing fees paid	—	(500,000)
Net proceeds related to public offering of common stock	—	132,205,931
Common stock withheld for payroll taxes upon vesting of restricted stock	(1,283,484)	(2,113,620)
Cash dividends/distributions paid	(14,407,384)	(20,688,424)
Net cash (used in) provided by financing activities	(46,300,357)	72,803,887
Net increase (decrease) in cash and cash equivalents	16,062,216	(16,484,387)
Cash and cash equivalents, beginning of period	191,849,697	107,087,663
Cash and cash equivalents, end of period	$207,911,913	$90,603,276
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,748,005	$8,541,314
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$—	$749,953